Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On October 19, 2015, Bank of the Ozarks, Inc. (“Ozarks”) and its wholly-owned bank subsidiary, Bank of the Ozarks, entered into a definitive agreement and plan of merger (the “C&S Merger Agreement”) with Community & Southern Holdings, Inc. (“C&S”) and its wholly-owned bank subsidiary, Community & Southern Bank (“C&S Bank”). The C&S Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) C&S will merge with and into Ozarks, with Ozarks continuing as the surviving corporation, and (ii) C&S Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (collectively, the C&S Merger”).

Subject to the terms and conditions of the C&S Merger Agreement, at the effective time of the C&S Merger, each share of issued and outstanding C&S common stock and each outstanding C&S stock option, warrant, restricted stock unit and deferred stock unit will be converted into the right to receive shares of Ozarks common stock (plus cash in lieu of any fractional shares) based on the aggregate purchase price of $799,595,013, subject to certain purchase price adjustments set forth in the C&S Merger Agreement. The number of shares of Ozarks common stock to be delivered at closing in satisfaction of the purchase price will be based on a floating exchange ratio based upon the volume weighted average price of Ozarks common stock for the fifteen trading days ending on the second business day prior to closing, subject to a minimum and maximum price of $34.10 and $56.84, respectively.

On November 9, 2015, Ozarks and its wholly-owned bank subsidiary entered into a definitive agreement and plan of merger (the “C1 Merger Agreement”) with C1 Financial, Inc. (“C1”) and its wholly-owned bank subsidiary, C1 Bank (“C1 Bank”). The C1 Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) C1 will merge with and into Ozarks, with Ozarks continuing as the surviving corporation, and (ii) C1 Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (collectively, the “C1 Merger”).

Subject to the terms and conditions of the C1 Merger Agreement, at the effective time of the C1 Merger, each share of issued and outstanding C1 common stock will be converted into the right to receive shares of Ozarks common stock (plus cash in lieu of any fractional and de minimis shares) based on the aggregate purchase price of $402,525,000, subject to certain purchase price adjustments set forth in the C1 Merger Agreement. The number of shares of Ozarks common stock to be delivered at closing in satisfaction of the purchase price will be based on a floating exchange ratio based upon the average closing price of Ozarks common stock for the ten trading days ending on the second business day prior to closing, subject to a minimum and maximum price of $39.79 and $66.31, respectively.

The following unaudited pro forma combined consolidated financial information is based on the historical financial data of Ozarks, C&S and C1, and has been prepared to illustrate the effects of the proposed C&S and C1 mergers. The unaudited pro forma combined consolidated financial information and explanatory notes are based upon the following assumptions with respect to C&S: (i) C&S’ closing consolidated net book value is at least $437 million on the determination date, (ii) the total number of shares of C&S common stock outstanding immediately prior to the effective time of the merger will be 36,949,266, (iii) immediately prior to the effective time of the merger there will be 169,300 outstanding C&S restricted stock units, 30,926 outstanding C&S deferred stock units, 3,450,818 outstanding C&S stock options with a weighted average exercise price of $10.37 per share, and 285,970 outstanding C&S warrants with an exercise price of $10.00 per share, and (iv) the Ozarks average stock price is $38.41 (which was the closing price of Ozarks common stock on June 9, 2016). The unaudited pro forma combined consolidated financial information and explanatory notes are based upon the following assumptions with respect to C1: (i) C1’s closing consolidated net book value is at least $174 million on the determination date, (ii) the total number of shares of C1 common stock outstanding immediately prior to the effective time of the merger will be 16,100,966, and (iii) the Ozarks average stock price is $38.41 (which was the closing price of Ozarks common stock on June 9, 2016).

The following unaudited pro forma combined consolidated financial statements have been prepared using the acquisition method of accounting, giving effect to the proposed acquisitions of C&S and C1, including pro forma assumptions and adjustments related to the proposed acquisition of C&S and C1, as described in the accompanying notes to the unaudited pro forma combined consolidated financial statements. The unaudited pro forma combined consolidated balance sheet combines the historical financial information of Ozarks, C&S and C1 as of March 31, 2016, and assumes that the C&S Merger and C1 Merger were completed on that date. The unaudited pro forma combined consolidated statements of income for the three months ended March 31, 2016 and the twelve months ended December 31, 2015 give effect to the C&S and C1 acquisitions as if these transactions had been completed on January 1, 2015.

As required, these unaudited pro forma combined financial statements include adjustments which give effect to the events that are directly attributable to the proposed mergers and are factually supportable. In addition, the accompanying unaudited pro forma combined income statement does not include any pro forma adjustments to reflect expected costs savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one time transaction related costs.

The following unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments require management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•	Ozarks’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in Ozarks’ Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein; C&S’ separate audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2015 included in Exhibit 99.1 of Ozarks’ Current Report on Form 8-K filed on the date hereof; and C1’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in C1’s Annual Report on Form 10-K for the year ended December 31, 2015; and

•	Ozarks’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2016 included in Ozarks’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, incorporated by reference herein; C&S’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2016, included in Exhibit 99.2 of Ozarks’ Current Report on Form 8-K filed on the date hereof; and C1’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2016, included in C1’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of March 31, 2016

			C&S			C1
	Ozarks	C&S	Pro forma		C1	Pro forma		Pro forma
	Historical	Historical	Adjustments		Historical	Adjustments		Combined
	(Dollars in thousands)
Assets
Cash and due from banks	$616,508	$166,832	$—		$183,746	$—		$967,086
Federal funds sold and interest earning assets	6,253	—	—		—	—		6,253

Cash and cash equivalents	622,761	166,832	—		183,746	—		973,339
Investment securities	627,946	519,978	3,617	(b)	11,532	—		1,163,073
Non-purchased loans and leases	7,591,339	2,548,746	(2,548,746	)(c)	1,454,141	(1,454,141	)(B)	7,591,339
Purchased loans	1,678,351	580,210	2,548,746	(c)	—	1,454,141	(B)	6,146,240
			(72,719	)(d)		(42,489	)(C)
Allowance for loan and lease losses	(61,760)	(39,946)	39,946	(e)	(8,146)	8,146	(D)	(61,760)

Net loans	9,207,930	3,089,010	(32,773)		1,445,995	(34,343)		13,675,819
Premises and equipment, net	299,850	74,795	29,400	(f)	64,570	(14,492	)(E)	454,123
Foreclosed assets	22,248	7,870	(555	)(d)	27,557	(140	)(C)	56,980
Accrued interest receivable	33,327	9,633	—		4,710	—		47,670
Bank owned life insurance	345,288	85,710	—		37,531	—		468,529
Goodwill	125,693	44,514	(44,514	)(g)	249	(249	)(F)	727,642
			370,603	(g)		231,346	(F)
Other intangible assets, net	25,172	13,350	(13,350	)(h)	643	(643	)(G)	80,975
			42,671	(h)		13,132	(G)
Deferred income taxes	76,085	35,350	2,413	(i)	607	22,983	(H)	137,438
Other, net	41,119	25,179	(2,023	)(j)	9,931	(2,761	)(I)	71,445

Total assets	$11,427,419	$4,072,221	$355,489		$1,787,071	$214,833		$17,857,033

Liabilities and Stockholders’ Equity
Deposits:
Demand non-interest bearing	$1,621,811	$509,132	$—		$379,464			$2,510,407
Savings and interest bearing transaction	4,935,235	1,618,458	—		674,696			7,228,389
Time	3,069,779	1,447,938	13,725	(k)	290,686	3,225	(J)	4,825,353

Total deposits	9,626,825	3,575,528	13,725		1,344,846	3,225		14,564,149
Repurchase agreements	65,883	—	—		—			65,883
Other borrowings	41,933	—	—		229,000	4,614	(K)	275,547
Subordinated debentures	117,823	—	—		—			117,823
Accrued interest payable and other liabilities	63,705	19,417	19,445	(l)	7,594	10,100	(L)	120,261

Total liabilities	9,916,169	3,594,945	33,170		1,581,440	17,939		15,143,663

Stockholders’ equity:
Common stock	907	369	208	(a)	16,101	101	(A)	1,216
			(369	)(m)		(16,101	)(M)
Additional paid-in capital	752,029	375,345	799,387	(a)	148,122	402,424	(A)	1,953,840
			(375,345	)(m)		(148,122	)(M)
Retained earnings	744,713	98,010	(98,010	)(m)	41,408	(41,408	)(M)	744,713
Accumulated other comprehensive income	10,431	3,552	(3,552	)(m)	—	—		10,431

Total stockholders’ equity before noncontrolling interest	1,508,080	477,276	322,319		205,631	196,894		2,710,200
Noncontrolling interest	3,170	—	—		—	—		3,170

Total stockholders’ equity	1,511,250	477,276	322,319		205,631	196,894		2,713,370

Total liabilities and stockholders’ equity	$11,427,419	$4,072,221	$355,489		$1,787,071	$214,833		$17,857,033

Unaudited Pro Forma Combined Consolidated Income Statement

For the Three Months Ended March 31, 2016

			C&S			C1
	Ozarks	C&S	Pro forma		C1	Pro forma		Pro forma
	Historical	Historical	Adjustments		Historical	Adjustments		Combined

Interest income:
Loans and leases, including purchased loans	$116,033	$41,786	$3,078	(n)	$20,495	$1,039	(N)	$182,431
Investment securities	5,702	3,283	—		3	—		8,988
Other	6	182	—		286	—		474

Total interest income	121,741	45,251	3,078		20,784	1,039		191,893
Interest expense:
Deposits	7,850	5,040	(808	)(o)	1,521	(195	)(O)	13,408
Repurchase agreements	19	—	—		—			19
Other borrowings	302	—	—		1,030	(314	)(P)	1,018
Subordinated debentures	1,053	—	—		—	—		1,053

Total interest expense	9,224	5,040	(808)		2,551	(509)		15,498

Net interest income	112,517	40,211	3,886		18,233	1,548		176,395
Provision for loan and lease losses	2,017	1,664	—		(561)	—		3,120

Net interest income after provision	110,500	38,547	3,886		18,794	1,548		173,275

Non-interest income
Service charges on deposit accounts	7,657	3,202	—		619	—		11,478
Mortgage lending income	1,284	447	—		—	—		1,731
Trust income	1,507	—	—		—	—		1,507
Bank owned life insurance income	2,861	670	—		256	—		3,787
Other income from purchased loans, net	3,052	2,299	—		—	—		5,351
Net gains (losses) on investment securities	—	—	—		—	—		—
Gains (losses) on sales of other assets	1,027	—	—		506	—		1,533
Other	2,477	1,426	—		341	—		4,244

Total non-interest income	19,865	8,044	—		1,722	—		29,631

Non-interest expense:
Salaries and employee benefits	23,362	11,982	—		5,386	—		40,730
Net occupancy and equipment	8,531	3,214	395	(p)	1,955	(97	)(Q)	13,998
Other operating expenses	15,793	9,661	1,524	(q)	5,257	618	(R)	32,853

Total non-interest expenses	47,686	24,857	1,919		12,598	521		87,581

Income before taxes	82,679	21,734	1,967		7,918	1,027		115,325
Provision for income taxes	30,984	7,834	768	(r)	3,268	401	(S)	43,255

Net income (loss)	51,695	13,900	1,199		4,650	626		72,070
Net income attributable to noncontrolling interest	(7)	—	—		—	—		(7)

Net income available to common stockholders	$51,688	$13,900	$1,199		$4,650	$626		$72,063

Basic earnings per common share:
Earnings (loss) per share	$0.57	$0.38			$0.29			$0.59
Weighted average shares outstanding (thousands)	90,687	36,969			16,101			121,621
Diluted earnings per common share:
Earnings (loss) per share	$0.57	$0.34			$0.29			$0.59
Weighted average shares outstanding (thousands)	91,251	40,909			16,101			122,185

Unaudited Pro Forma Combined Consolidated Income Statement

For the Year Ended December 31, 2015

			C&S			C1
	Ozarks	C&S	Pro forma		C1	Pro forma		Pro forma
	Historical	Historical	Adjustments		Historical	Adjustments		Combined

Interest income:
Loans and leases, including purchased loans	$379,383	$150,343	$20,342	(n)	$76,861	$8,477	(N)	$635,406
Investment securities	30,295	13,366	—		12			43,673
Other	41	432	—		866			1,339

Total interest income	409,719	164,141	20,342		77,739	8,477		680,418
Interest expense:
Deposits	17,716	16,859	(6,772	)(o)	5,684	(1,508	)(O)	31,979
Repurchase agreements	76	—	—		—			76
Other borrowings	6,111	1,472	—		3,895	(1,466	)(P)	10,012
Subordinated debentures	3,665	—	—		—	—		3,665

Total interest expense	27,568	18,331	(6,772)		9,579	(2,974)		45,732

Net interest income	382,151	145,810	27,114		68,160	11,451		634,686
Provision for loan and lease losses	19,415	11,582	—		1,118	—		32,115

Net interest income after provision	362,736	134,228	27,114		67,042	11,451		602,571

Non-interest income
Service charges on deposit accounts	28,698	11,977	—		2,383	—		43,058
Mortgage lending income	6,817	342	—		—	—		7,159
Trust income	5,903	—	—		—	—		5,903
Bank owned life insurance income	10,084	2,616	—		893	—		13,593
Other income from purchased loans, net	26,126	2,007	—		—	—		28,133
Net gains (losses) on investment securities	5,481	708	—		—	—		6,189
Gains (losses) on sales of other assets	14,753	3,281	—		4,551	—		22,585
Other	7,153	4,258	—		1,974	—		13,385

Total non-interest income	105,015	25,189	—		9,801	—		140,005

Non-interest expense:
Salaries and employee benefits	87,953	51,271	—		22,192	—		161,416
Net occupancy and equipment	31,248	12,155	1,580	(p)	8,296	(390	)(Q)	52,889
Other operating expenses	71,781	59,678	6,096	(q)	20,884	2,472	(R)	160,911

Total non-interest expenses	190,982	123,104	7,676		51,372	2,082		375,216

Income before taxes	276,769	36,313	19,438		25,471	9,369		367,360
Provision for income taxes	94,455	11,664	7,587	(r)	11,128	3,657	(S)	128,491

Net income (loss)	182,314	24,649	11,851		14,343	5,712		238,869
Net income attributable to noncontrolling interest	(61)	—	—		—	—		(61)

Net income available to common stockholders	$182,253	$24,649	$11,851		$14,343	$5,712		$238,808

Basic earnings per common share:
Earnings (loss) per share	$2.10	$0.67			$0.89			$2.03
Weighted average shares outstanding (thousands)	86,785	36,949			16,101			117,719
Diluted earnings per common share:
Earnings (loss) per share	$2.09	$0.60			$0.89			$2.02
Weighted average shares outstanding (thousands)	87,348	40,892			16,101			118,282

Notes to Unaudited Pro Forma Combined Consolidated Financial Information

As of and for the Three Months Ended March 31, 2016

And for the Year Ended December 31, 2015

(a)	This represents the estimated C&S merger consideration of $799.6 million, consisting of 100% common stock. It is assumed that 20.8 million shares of Ozarks’ $0.01 par value common stock are issued based on the closing price of $38.41 per share which was the closing price of Ozarks’ common stock on June 9, 2016, the latest practicable trading day before filing of pro forma financial information. The following table is a sensitivity analysis of the potential merger consideration based on changes in the price of Ozarks’ common stock for purposes of determining the exchange ratio for this transaction.

Change in Average Closing Price	Average Closing Price		Exchange Ratio		No. shares to be Issued		Approximate Transaction Value
40%	$53.77		0.3813		14,870,652		$799,595,000
30%	$49.93		0.4106		16,014,320		$799,595,000
20%	$46.09		0.4448		17,348,557		$799,595,000
10%	$42.25		0.4852		18,925,325		$799,595,000
0%	$38.41		0.5337		20,817,365		$799,595,000
-10%	$34.57		0.5930		23,129,736		$799,595,000
-20%	$30.73	(1)	0.6012	(1)	23,448,533	(1)	$720,573,000	(1)
-30%	$26.89	(1)	0.6012	(1)	23,448,533	(1)	$630,531,000	(1)
-40%	$23.05	(1)	0.6012	(1)	23,448,533	(1)	$540,489,000	(1)

(1)	The C&S merger agreement stipulates a minimum price of $34.10 per share and a maximum price of $56.84 per share to be used for purposes of calculating the exchange ratio. Accordingly, to the extent the volume-weighted average price of Ozarks common stock exceeds $56.84 per share, the total transaction value will increase although the aggregate number of shares issued will remain fixed, based on that volume-weighted average price. Conversely, to the extent the volume-weighted average price of Ozarks common stock is less than $34.10 per share, the total transaction value will decrease although the aggregate number of shares issued will remain fixed, based on that volume-weighted average price.

(b)	Includes Ozarks’ estimate to adjust C&S’ held-to-maturity investment securities portfolio to estimated fair value.
(c)	This adjustment is to reclassify the non-purchased loans and leases to purchased loans and leases.
(d)	Includes Ozarks’ estimate of the necessary write-down of C&S’ loan portfolio and foreclosed assets to estimated fair value. The estimated purchase accounting adjustment for the acquired loan portfolio is comprised of approximately $38.1 million of non-accretable credit adjustments, approximately $94.6 million of accretable interest rate adjustments and $60.0 million of reversals of C&S discounts and net deferred fees. The estimated purchase accounting adjustment of approximately $0.6 million for the acquired foreclosed assets consists entirely of non-accretable adjustments. Subsequent to the completion of the C&S merger transaction, Ozarks will finalize its determination of the fair values of the acquired loans and the acquired foreclosed assets which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.
(e)	Includes the elimination of C&S’ allowance for loan losses.
(f)	Includes the estimated fair value adjustment of C&S’ premises and equipment, including the write-down of certain leasehold improvements, signage and computer equipment. Prior to the completion of the C&S merger transaction, Ozarks will obtain independent third party appraisals of all significant premises and equipment owned by C&S. Such appraisals could result in further adjustments to the carrying values of the acquired premises and equipment.
(g)	This adjustment represents the estimated purchase price allocation for C&S, assuming the transaction closed on March 31, 2016, and is calculated as follows (in thousands):

Total purchase price	$799,595
Less: equity at book value	(477,276)
Elimination of allowance for loan losses	(39,946)
Current and deferred taxes	(2,413)
Estimated transaction costs and contract buyouts	19,445
Reversal of previously recorded core deposit intangible	13,350
Reversal of previously recorded goodwill	44,514
Allocated to:
Investment securities - HTM	(3,617)
Loans and foreclosed assets	73,274
Premises and equipment	(29,400)
Core deposit intangible	(42,671)
Other assets	2,023
Time deposits	13,725

Goodwill	$370,603

(h)	This adjustment includes Ozarks’ estimate of the core deposit intangible asset to be recorded, net of the elimination of previously recorded core deposit intangible. The actual amounts of such core deposit intangible asset will be determined at the completion of the C&S merger transaction.
(i)	This adjustment includes current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and the assumed liabilities for financial reporting purposes and the cost basis for federal income tax purposes.
(j)	Includes Ozarks’ estimate of the write-off of certain other assets to estimated fair value in the C&S merger transaction.
(k)	Includes the estimated write-up of assumed time deposits in the C&S merger transaction to reflect a current market rate of interest.
(l)	Includes the accrual of certain costs and contract buyouts expected to be incurred in connection with the C&S merger transaction.

Financial advisor fee	$7,500
Estimated employment contract costs	6,500
Estimated contract termination costs	4,400
Estimated attorneys and accountants fees	500
Other transaction costs	545

Total costs	$19,445

(m)	This adjustment represents the elimination of the historical equity of C&S.
(n)

Upon completion of the C&S merger transaction, Ozarks will evaluate the acquired loan portfolio to finalize the necessary credit and interest rate fair value adjustments. This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in 2015 and the first three months of 2016 assuming the C&S merger transaction closed on January 1, 2015 and using a weighted average maturity of approximately 6.5 years. The estimated accretion adjustments, net of C&S’ discount and deferred fees, are approximately $20.3 million in year 1, approximately

$12.3 million in year 2, approximately $7.9 million in year 3, approximately $5.5 million in year 4, approximately $3.6 million in year 5 and approximately $15.5 million thereafter. Subsequent to the closing of the C&S merger transaction, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.
(o)	Upon completion of the C&S merger transaction, Ozarks will evaluate the assumed time deposits to finalize the necessary fair value adjustment to reflect current interest rates for comparable deposits. This fair value adjustment will then be accreted into earnings as a reduction of the cost of such time deposits. This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in 2015 and the first three months of 2016 assuming the C&S merger transaction closed on January 1, 2015 and using a weighted-average maturity of approximately 1.2 years. The estimated accretion adjustments are approximately $6.8 million in year 1, approximately $2.9 million in year 2, approximately $2.2 million in year 3, approximately $1.5 million in year 4, and approximately $0.3 million in year 5. Subsequent to the closing of the C&S merger transaction, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.
(p)	This represents the increase in depreciation expense during 2015 and the first three months of 2016 related to the pro forma adjustment to premises and equipment from the C&S merger transaction, assuming the transaction closed on January 1, 2015.
(q)	This represents the expected amortization during 2015 and the first three months of 2016 of the core deposit intangible expected to be acquired in the C&S merger transaction, assuming the transaction closed on January 1, 2015. The estimated useful lives of the acquired intangible asset is estimated to be seven years.
(r)	This represents income tax expense on the pro forma adjustments at Ozarks’ statutory federal and state income tax rate of 39.03%.

(A)	This represents the estimated C1 merger consideration of $402.5 million, consisting of 100% common stock. It is assumed that 10.1 million shares of Ozarks’ $0.01 par value common stock are issued based on the closing price of $38.41 per share which was the closing price of Ozarks’ common stock on June 9, 2016, the latest practicable trading day before filing of this pro forma financial information. The following table is a sensitivity analysis of the potential merger consideration based on changes in the price of Ozarks’ common stock for purposes of determining the exchange ratio for this transaction.

Change in Average Closing Price	Average Closing Price		Exchange Ratio		No. shares to be Issued		Approximate Transaction Value
40%	$53.77		0.4649		7,486,051		$402,525,000
30%	$49.93		0.5007		8,061,786		$402,525,000
20%	$46.09		0.5424		8,733,456		$402,525,000
10%	$42.25		0.5917		9,527,218		$402,525,000
0%	$38.41	(1)	0.6283	(1)	10,116,235	(1)	$388,565,000	(1)
-10%	$34.57	(1)	0.6283	(1)	10,116,235	(1)	$349,718,000	(1)
-20%	$30.73	(1)	0.6283	(1)	10,116,235	(1)	$310,872,000	(1)
-30%	$26.89	(1)	0.6283	(1)	10,116,235	(1)	$272,026,000	(1)
-40%	$23.05	(1)	0.6283	(1)	10,116,235	(1)	$233,179,000	(1)

(1)	The C1 merger agreement stipulates a minimum price of $39.79 per share and a maximum price of $66.31 per share to be used for purposes of calculating the exchange ratio. Accordingly, to the extent the average price of Ozarks common stock exceeds $66.31 per share, the total transaction value will increase although the aggregate number of shares issued will remain fixed, based on that average price. Conversely, to the extent the average price of Ozarks common stock is less than $39.79 per share, the total transaction value will decrease although the aggregate number of shares issued will remain fixed, based on that average price.

(B)	This adjustment is to reclassify the non-purchased loans and leases to purchased loans and leases.
(C)	This adjustment represents Ozarks’ estimate of the necessary write-down of C1’s loan portfolio and foreclosed assets to estimated fair value. The estimated purchase accounting adjustment for the acquired loan portfolio is comprised of approximately $16.2 million of non-accretable credit adjustments, approximately $37.0 million of accretable interest rate adjustments and partially offset by the elimination of $10.7 million of C1 discounts and net deferred fees. The estimated purchase accounting adjustment of approximately $0.1 million for the acquired foreclosed assets consists entirely of non-accretable adjustments. Subsequent to the completion of the C1 merger transaction, Ozarks will finalize its determination of the fair values of the acquired loans and the acquired foreclosed assets which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.
(D)	This adjustment represents the elimination of C1’s allowance for loan losses.
(E)	This adjustment represents the estimated fair value adjustment of C1’s premises and equipment, including the write-down of certain leasehold improvements, signage and computer equipment. Prior to the completion of the C1 merger transaction, Ozarks will obtain independent third party appraisals of all significant premises and equipment owned by C1. Such appraisals could result in further adjustments to the carrying values of the acquired premises and equipment.
(F)	This adjustment represents the estimated purchase price allocation for C1, assuming the transaction closed on March 31, 2016, and is calculated as follows (in thousands):

Total purchase price	$402,525
Less: equity at book value	(205,631)
Elimination of allowance for loan losses	(8,146)
Current and deferred taxes	(22,983)
Estimated transaction costs and contract buyouts	10,100
Elimination of previously recorded core deposit intangible	643
Elimination of previously recorded goodwill	249
Allocated to:
Loans and foreclosed assets	42,629
Premises and equipment	14,492
Core deposit and other intangibles	(13,132)
Other assets	2,761
Time deposits	3,225
Other borrowings	4,614

Goodwill	$231,346

(G)	This adjustment includes Ozarks’ estimate of the core deposit and other intangible assets to be recorded, net of the elimination of previously recorded core deposit intangible. The actual amounts of such core deposit and other intangible assets will be determined at the completion of the C1 merger transaction.
(H)	This adjustment includes current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and the assumed liabilities for financial reporting purposes and the cost basis for federal income tax purposes.
(I)	This adjustment represents the write down of certain other assets to estimated fair value.
(J)	This adjustment represents the estimated write-up of assumed time deposits to reflect a current market rate of interest.
(K)	This adjustment represents the estimated write-up of assumed other borrowings to reflect a current market rate of interest.
(L)	This adjustment represents the accrual of certain costs and contract buyouts expected to be incurred in connection with the merger transaction. The details of such costs and contract buyouts are as follows (in thousands):

Financial advisor fee	$5,000
Estimated employment contract costs	3,850
Estimated contract termination costs	850
Estimated attorneys and accountants fees	100
Other transaction costs	300

Total costs	$10,100

(M)	This adjustment represents the elimination of the historical equity of C1.
(N)	Upon completion of the C1 merger transaction, Ozarks will evaluate the acquired loan portfolio to finalize the necessary credit and interest rate fair value adjustments. This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in 2015 and the first three months of 2016 assuming the C1 merger transaction closed on January 1, 2015 and using a weighted average maturity of approximately 6.9 years. The estimated accretion adjustments, net of C1’s discounts and deferred fees, are approximately $8.5 million in year 1, approximately $4.2 million in year 2, approximately $3.1 million in year 3, approximately $2.0 million in year 4, approximately $1.5 million in year 5 and approximately $10.3 million thereafter. Subsequent to the closing of the C1 merger transaction, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.
(O)	Upon completion of the C1 merger transaction, Ozarks will evaluate the assumed time deposits to finalize the necessary fair value adjustment to reflect current interest rates for comparable deposits. This fair value adjustment will then be accreted into earnings as a reduction of the cost of such time deposits. This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in 2015 and the first three months of 2016 assuming the C1 merger transaction closed on January 1, 2015 and using a weighted-average maturity of approximately 1.1 years. The estimated accretion adjustments are approximately $1.5 million in year 1, approximately $0.6 million in year 2, approximately $0.5 million in year 3, approximately $0.3 million in year 4, and approximately $0.1 million in year 5 and $0.2 million thereafter. Subsequent to the closing of the C1 merger transaction, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.
(P)	This adjustment represents the amount of accretion on other borrowings assumed from C1 that would have been recorded in 2015 and the first three months of 2016 assuming the transaction closed on January 1, 2015. The estimated accretion adjustments are approximately $1.5 million in year 1, approximately $1.3 million in year 2, approximately $1.0 million in year 3, approximately $0.6 million in year 4, and approximately $0.1 million in year 5 and $0.1 million thereafter.
(Q)	This represents the decrease in depreciation expense during 2015 and the first three months of 2016 related to the pro forma adjustment to premises and equipment from the C1 merger transaction, assuming the transaction closed on January 1, 2015.
(R)	This represents the expected amortization during 2015 and the first three months of 2016 of the core deposit and other intangible assets expected to be acquired in the C1 merger transaction, assuming the transaction closed on January 1, 2015. The estimated useful life of the core deposit intangible is estimated to be six years and the estimated useful life of other intangibles is estimated to be three years.
(S)	This represents income tax expense on the pro forma adjustments at Ozarks’ statutory federal and state income tax rate of 39.03%.